REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                          LOUISIANA-PACIFIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       Delaware                                          93-0609074
(STATE OF INCORPORATION)                       (IRS EMPLOYER IDENTIFICATION NO.)

       111 S.W. Fifth Avenue
       Portland, Oregon                                     97204
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                    LOUISIANA-PACIFIC EXECUTIVE LOAN PROGRAM
                            (FULL TITLE OF THE PLAN)


                                Anton C. Kirchhof
                                    Secretary
                          Louisiana-Pacific Corporation
                              111 S.W. Fifth Avenue
                             Portland, Oregon 97204
                            Telephone (503) 221-0800
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF             AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED            PER SHARE          OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
  Common Stock, par value   1,700,000 shares            (2)             $21,403,000(2)         $5,950.04
     $1 per share (1)
==============================================================================================================

(1) Each share of Common  Stock being  registered  hereunder  includes  one  Preferred  Share  Purchase  Right exercisable on the terms and conditions specified therein.  Prior to the occurrence of certain events, the
    Preferred Share Purchase Rights will not be evidenced separately from the Common Stock; value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(2) Pursuant to Rule 457(h),  the proposed maximum aggregate offering price and the registration fee have been computed based on the average of the high and low per share sales prices, $12.59,  reported for the Common
    Stock on the New York Stock Exchange Composite Transactions on November 23, 1999.

==============================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following  documents filed by the registrant with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   registration
statement:

               (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

               (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999.

               (c) The registrant's Current Report on Form 8-K filed on March 5, 1999 to report that Striper Acquisition, Inc. ("Striper"), a wholly owned subsidiary of the registrant, merged with and into ABT Building Products Corporation ("ABT") pursuant to an Agreement and Plan of Merger dated as of January 19, 1999 among the registrant, Striper, and ABT.

               (d) The registrant's Current Report on Form 8-K filed on August 18, 1999 to report that the registrant had entered into an amended and restated agreement with Le Groupe Forex, Inc., a Quebec company ("Forex"), providing for a tender offer by the registrant or a wholly owned subsidiary of the registrant for all outstanding shares of Forex.

               (e) The registrant's Current Report on Form 8-K filed on September 29, 1999, to report the completion of its tender offer for the shares of Forex financed in part by new bank loan facilities totaling $550 million and an agreement to purchase Evans Forest Products, Ltd.

               (f) The description of the registrant's  Common Stock included as
               Exhibit 99.1 to the registrant's Report on Form 8-K filed May 26, 1998.

               (g) The description of preferred share purchase rights contained in the registrant's Registration Statement on Form 8-A filed May 26, 1998.

        All documents filed by the registrant subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.

               Not applicable.

                                    - II-1 -

Item 6.  Indemnification of Directors and Officers.

        Indemnification

        The registrant's certificate of incorporation generally provides that its directors will have no personal liability to the registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duties. However, the directors nonetheless remain liable for breaches of their duty of loyalty to the registrant and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit.

        Section 174 of the Delaware General Corporation Law ("Law") provides that any director against whom a claim shall be successfully asserted under said section for an unlawful payment of a dividend or an unlawful stock purchase or redemption in certain circumstances shall be entitled to be subrogated to the rights of the corporation against stockholders who received the dividend on, or assets for the sale or redemption of, their stock with knowledge that the same was unlawful. Said section also provides that any such director shall be entitled to contribution from the other directors who voted for or concurred in the unlawful dividend, stock purchase, or redemption.

        The registrant's certificate of incorporation and bylaws provide that the registrant shall indemnify its officers and directors to the full extent permitted by Section 145 of the Law, as amended from time to time. Said Section 145 authorizes a corporation, under certain conditions, to indemnify each person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), against certain expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative in which he was or is a party or is threatened to be made a party by reason of being or having been such director, officer, employee, or agent. In addition to the indemnification authorized by Section 145 of the Law, the registrant's bylaws provide that the registrant shall indemnify any natural person (not including non-employee lawyers, accountants, actuaries, investment advisers, or arbitrators acting in such capacity) who is or was serving in a fiduciary capacity with respect to one of the registrant's employee benefit or welfare plans or who is or was performing any service or duty on behalf of the registrant with respect to such a plan, against all expenses, judgments, fines, and amounts paid in settlement incurred by such person in connection with any action or proceeding arising out of such service or performance, to the extent such expenses and amounts are insurable but not covered by collectible insurance or otherwise indemnified. Such indemnification shall not be available to any person who participated in or knowingly failed to take appropriate action with respect to any violation of any responsibilities or obligations imposed upon fiduciaries by law, knowing such to be a violation of such responsibilities or obligations.

        Insurance

        The registrant maintains directors' and officers' liability insurance under which the registrant's directors and officers are insured against loss (as defined) as a result of claims brought against them based upon their acts or omissions in such capacities.


Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

        The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located at page II-5.

                                    - II-2 -

Item 9.  Undertakings.

        (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.


           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.

                                    - II-3 -

                                   SIGNATURES

The Registrant.
---------------

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 24th day of November, 1999.

                                  LOUISIANA-PACIFIC CORPORATION
                                  (Registrant)


                                  By /s/ Curtis M. Stevens
                                      Curtis M. Stevens
                                      Vice President, Treasurer and Chief
                                      Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 24th day of November, 1999.

                      Signature                                                 Title
                      ---------                                                 -----

        (1)  Principal Executive Officer and Director:


         MARK A. SUWYN*                                         Chairman of the Board, Chief Executive Officer
                                                                and Director


        (2)  Principal Financial and Accounting Officer:


        /s/ Curtis M. Stevens                                   Vice President, Treasurer and Chief Financial Officer
        Curtis M. Stevens

        (3)    A majority of the Board of Directors:

        JOHN W. BARTER*                                                 Director
        WILLIAM C. BROOKS*                                              Director
        ARCHIE W. DUNHAM*                                               Director
        BRENDA LAUDERBACK*                                              Director
        PATRICK F. McCARTAN*                                            Director


        *By /s/ Curtis M. Stevens
               Curtis M. Stevens
               Attorney-in-fact


                                    - II-4 -

                                INDEX TO EXHIBITS


4.1 The registrant's Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3(a) to the registrant's Form 10-Q report for the quarter ended June 30, 1993.

4.2     The  registrant's   Bylaws  as  amended  effective  September  1,  1999.
        Incorporated   by   reference   to  Exhibit  4.2  to  the   registrant's
        Registration Statement on Form S-8 filed September 24, 1999 (No. 333-87775).

4.3 Rights Agreement, dated as of May 26, 1998, between the registrant and First Chicago Trust Company of New York, as Rights Agent, including the form of Right Certificate as Exhibit A and the Summary of Rights to Purchase Preferred Shares as Exhibit B. Incorporated by reference to
        Exhibit 1 to the registrant's Registration Statement on Form 8-A filed May 26, 1998.

5 Opinion of Miller Nash LLP as to the legality of the securities being registered.

23.1    Consent of Deloitte & Touche LLP.

23.2    Consent of Arthur Andersen LLP.

23.3    Consent of Miller Nash LLP (included in Exhibit 5).

24      Power of attorney of certain officers and directors.


------------

        Other exhibits listed in Item 601 to Regulation S-K are not applicable.

                                    - II-5 -